UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): April 8, 2005


                              TARRANT APPAREL GROUP
               (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                  0-26006                   95-4181026
(State or Other Jurisdiction       (Commission              (I.R.S. Employer
      of Incorporation)            File Number)             Identification No.)


              3151 EAST WASHINGTON BOULEVARD
                  LOS ANGELES, CALIFORNIA                       90023
         (Address of Principal Executive Offices)             (Zip Code)


                                 (323) 780-8250
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

         On April 8, 2005, we issued 195,313 shares of our common stock to Nicolas Nunez pursuant to the terms of an Agreement and Plan of Reorganization we entered into with Mr. Nunez on March 1, 2000. The shares were issued as consideration for our acquisition in 2000 of a company of which Mr. Nunez was the sole shareholder. The issuance and sale of these shares was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction not involving any public offering. Mr. Nunez represented to us that (a) he was either an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, or either along or with his "purchaser representative" (within the meaning of Rule 501) was capable of evaluating the risk and merits of an investment in the shares, and (b) that Mr. Nunez was receiving the shares for investment and not in connection with a distribution thereof.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  TARRANT APPAREL GROUP

Date:  April 12, 2005             By:           /S/ CORAZON REYES
                                       -----------------------------------------
                                       Corazon Reyes, Chief Financial Officer


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